UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CLARK HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CLARK HOLDINGS INC.
121 NEW YORK AVENUE
TRENTON, NEW JERSEY 08638

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2010

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Clark Holdings Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company’s general counsel, located at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174, on Wednesday, September 15, 2010 at 2:00 p.m. E.D.T., for the following purposes, as more fully described in the attached proxy statement:

1.	to consider and vote on a proposal to amend our amended and restated certificate of incorporation to decrease the number of shares of common stock that we are authorized to issue from 400,000,000 to 40,000,000 shares — we refer to this proposal as the charter amendment proposal;
2.	to consider and vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, the charter amendment proposal has not been approved — we refer to this proposal as the adjournment proposal; and
3.	to transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

We have fixed a record date for the meeting of July 26, 2010. Only stockholders of record at the close of business on July 26, 2010 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting.

Your vote is important. All stockholders are invited to attend the meeting. However, even if you expect to attend the meeting, in order to assure that your vote is counted, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed addressed, postage-prepaid envelope, or follow the instructions on the proxy card to vote your shares by proxy via the telephone or internet. You may revoke your proxy if you so desire at any time before it is exercised. For directions to the meeting, please contact our corporate secretary at (609) 396-1100.

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on September 15, 2010: The proxy statement relating to the meeting and the accompanying proxy card are available at http://bnymellon.mobular.net/bnymellon/gla.

By Order of the Board of Directors
Donald G. McInnes Chairman of the Board of Directors

Trenton, New Jersey
August 6, 2010

CLARK HOLDINGS INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2010

This proxy statement and the accompanying proxy card are being furnished in connection with solicitation of proxies by our board for use at a special meeting of stockholders to be held on Wednesday, September 15, 2010, at 2:00 p.m. E.D.T., and any postponements or adjournments thereof. We are bearing all costs of this solicitation.

On or about August 6, 2010, this proxy statement and the accompanying proxy card are being mailed to each stockholder of record at the close of business on July 26, 2010.

The information provided in the “question and answer” format below is for your convenience only. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the charter amendment proposal;
•	the adjournment proposal; and
•	such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Who is entitled to vote?

Holders of our common stock as of the close of business on July 26, 2010, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding 12,032,193 shares of common stock (including the common stock contained in our units), our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

Your proxy in the form of the accompanying proxy card is being solicited by and on behalf of our board. The persons named in the proxy card have been designated as proxies by our board. If you give your proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting in accordance with the instructions provided in your proxy card.

If you give your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted “FOR” the charter amendment proposal and “FOR” the adjournment proposal. If you give your proxy, your shares will be voted in the discretion of the persons named in the proxy with respect to any other matters properly brought before the meeting to the extent permitted by applicable laws and regulations.

What is a quorum?

A quorum is the minimum number of shares of common stock required to be present at the meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a particular matter (“stockholder withholding”). Similarly, a broker may not be permitted to vote stock held in “street name” (that is, stock held through a broker, bank or other holder of record) on certain matters in the absence of instructions from the beneficial owner of the stock (“broker non-vote”). Shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, will be considered present and entitled to vote at the meeting and will count for purposes of determining the presence of a quorum. Abstentions are voted neither “FOR” nor “AGAINST” a matter but are counted in the determination of a quorum.

How many votes are needed for approval of the charter amendment proposal?

The approval of the charter amendment proposal requires the affirmative vote of a majority of our outstanding shares of common stock entitled to vote thereon. Accordingly, abstentions, broker non-votes and stockholder withholding all will have the effect of a vote against this proposal.

The approval of the adjournment proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting. Abstentions are considered present and entitled to vote on this matter, but are not considered as a vote cast. Accordingly, an abstention will have the effect of a vote against this proposal. Shares subject to broker non-votes or stockholder withholding are not considered present and entitled to vote on this matter. Accordingly, broker non-votes and stockholder withholding will have no effect on this proposal.

How may I vote?

If you hold your shares of record, you may vote your shares by proxy via the mail, telephone or internet or you may vote your shares in person by attending the meeting. To vote your shares by proxy via the mail, you must fill out, sign and date the accompanying proxy card and return it in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States). If you attend the meeting, you also may return the completed proxy card in person. To vote your shares by proxy via the telephone or internet, you must follow the instructions on the accompanying proxy card. To vote your shares in person, you must attend the meeting and fill out and submit the ballot that will be supplied to you.

If you hold your shares in street name, please refer to the materials provided to you by your bank, broker or other holder of record for information on communicating your voting instructions. If you hold your shares in street name and you want to vote in person, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this proxy to the annual meeting, present it to the inspector of election and produce valid identification. If you hold your shares in street name, your bank, broker or other holder of record will not be permitted to vote on your behalf for the charter amendment proposal unless it receives voting instructions from you. To ensure that your vote is counted, please communicate your voting instructions to your broker, bank, or other financial institution before the meeting, or arrange to attend the meeting in person.

Can I change my vote after I return my proxy card?

If you hold your shares of record, you may revoke your proxy at any time before it is exercised by:

•	delivering written notification of your revocation to our corporate secretary;
•	voting in person at the meeting; or
•	giving another proxy with a later date via the mail, telephone or internet.

Please note that your attendance at the meeting will not alone serve to revoke your proxy. If you hold your shares in street name, you must contact your bank, broker or other holder of record if you wish to change your voting instructions.

THE CHARTER AMENDMENT PROPOSAL

Our board has adopted, subject to stockholder approval, an amendment to our amended and restated certificate of incorporation to decrease the number of shares of common stock, par value $0.0001 per share, that we are authorized to issue from 400,000,000 to 40,000,000 shares. Our board recommends that our stockholders approve the amendment.

As of July 26, 2010, we had 12,032,193 shares of common stock outstanding. An additional 930,000 shares are reserved for future issuance under our 2007 Long-Term Incentive Equity Plan, of which 774,600 shares were reserved for issuance in connection with outstanding awards. An additional 13,272,727 shares are reserved for issuance upon the exercise of our outstanding warrants. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $6.00 per share and expires on February 15, 2011. Accordingly, if the charter amendment proposal is approved, we will still have an aggregate of 13,765,080 shares of common stock available for issuance.

We believe that it is advisable and in the best interests of the Company and our stockholders to decrease the number of shares of common stock that we are authorized to issue. A reduction in the number of authorized shares of common stock will allow us to reduce the taxes and fees we pay annually to the State of Delaware.

We believe that, following the reduction in authorized common stock, we will still have a sufficient number of shares available to meet our existing obligations and to enable us to respond to potential business opportunities and to pursue important objectives that may present themselves from time to time. We believe we will still have the flexibility to pursue strategic business relationships, financings and acquisitions through the issuance of common stock and common stock derivatives and to attract and retain talented directors, officers, employees and consultants through the grant of stock options and other stock-based incentives. However, if in the future we need to issue more shares than are authorized in order to effect a transaction, such as an acquisition for stock or an equity offering, we will need to seek stockholder approval to increase the number of authorized shares. The delay that would likely result from seeking stockholder approval could impair our ability to close the transaction.

No change will be made to the number of shares of preferred stock that we are authorized to issue or to the number of issued and outstanding shares of our common stock. The authorized shares of common stock in excess of those issued and reserved for issuance will continue to be available for issuance at such times and for such corporate purposes as our board may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or stock market on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of common stock. Holders of the common stock are not entitled to dividends except as declared by our board and the board has not declared any such dividends in the past. Holders of our common stock do not have preemptive rights.

The text of Article Fourth of our amended and restated certificate of incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 41,000,000 of which 40,000,000 shares shall be common stock with a par value of $0.0001 per share and of which 1,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share.”

The approval of the charter amendment proposal requires the affirmative vote of a majority of our outstanding shares of common stock entitled to vote thereon. If approved by the stockholders, the proposed amendment to our amended and restated certificate of incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable after the special meeting.

Neither Delaware law nor our certificate of incorporation or bylaws provide our stockholders with appraisal rights in connection with this amendment.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE CHARTER
AMENDMENT PROPOSAL.

THE ADJOURNMENT PROPOSAL

The adjournment proposal, if adopted, will allow our board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies if, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the charter amendment proposal. It is possible for us to obtain sufficient votes to approve the adjournment proposal but not receive sufficient votes to approve the charter amendment proposal. In such a situation, we could adjourn the meeting for any number of days or hours as permitted under applicable law and attempt to solicit additional votes in favor of the charter amendment proposal.

In addition to an adjournment of the special meeting upon approval of the adjournment proposal, our board is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, we will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

The approval of the adjournment proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

PRINCIPAL HOLDERS OF VOTING SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 30, 2010 with respect to the beneficial ownership of our common stock by (i) those persons or groups known to beneficially own more than 5% of our voting securities, (ii) each of our current executive officers and directors, and (iii) all of our current directors and executive officers as a group. Percentage ownership information is based on 12,032,193 shares of our common stock issued and outstanding as of July 30, 2010.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
5% Holders:
Cherokee Capital Management, LLC(2)	3,080,000	25.6%
T. Rowe Price Associates, Inc.(3)	2,646,600	19.3%
Davis Selected Advisors, L.P.(4)	1,493,715	12.4%
Charles Royce(5)	1,503,497	11.5%
James J. Martell(6)	1,240,065	10.0%
Pine River Capital Management(7)	1,311,300	9.8%
Executive Officers and Directors:
Gregory E. Burns(8)	4,028,725	30.0%
Edward W. Cook(9)	173,106	1.4%
Donald G. McInnes(10)	137,688	1.1%
Maurice Levy(11)	118,058	1.0%
Brian Bowers(12)	38,135	*
Brian Gillen(13)	25,149	*
Charles H. “Skip” Fischer(14)	21,249	*
Robert C. LaRose(15)	1,667	*
Kevan Bloomgren(16)	0	*
All directors and executive officers as a group (nine individuals)(17)	4,667,485	33.2%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 121 New York Avenue, Trenton, New Jersey 80638.
(2)	Each of Cherokee Capital Management, LLC, Charles C. Anderson, Jr., Joel R. Anderson, the Delaware ESBT of Charles C. Anderson, Jr., Terrence C. Anderson, Clyde B. Anderson, Harold M. Anderson and David Gillis has shared power to vote and dispose of the shares of common stock. The business address of each of the reporting persons is c/o Anderson Media Corporation, 6016 Brookvale Lane, Suite 151, Knoxville, Tennessee 37919. The foregoing information was derived from a Schedule 13D, as amended on November 5, 2009.
(3)	Represents 1,012,000 shares of common stock owned directly and 1,634,600 shares of common stock subject to warrants and conversion rights. T. Rowe Price Associates, Inc. (“T. Rowe Price”) has sole power to dispose of all such shares and has sole power to vote 84,800 of the shares owned directly and 117,400 of the shares subject to warrants and conversion rights. T. Rowe Price New Horizons Fund, Inc. (“Fund”) has sole power to vote 927,200 of the shares owned directly and 1,517,200 of the shares subject to warrants and conversion rights. The business address of each of T. Rowe Price and the Fund is 100 E. Pratt Street, Baltimore, Maryland 21202. The foregoing information was derived from a Schedule 13G, as amended on February 23, 2010.
(4)	Davis Selected Advisors, L.P. has sole voting and dispositive power over the shares of common stock. The business address of Davis Selected Advisors, L.P. is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706. The foregoing information was derived from a Schedule 13G, as amended on February 12, 2010.

(5)	Includes 498,952 shares of common stock and 1,004,545 shares of common stock subject to warrants, over which Mr. Royce has sole voting and dispositive power. The business address of Mr. Royce is c/o Royce & Associates, LLC, 1414 Avenue of the Americas, New York, New York 10019. The foregoing information was derived from a Schedule 13D, as filed on February 15, 2008 and a Form 4, filed on March 11, 2008.
(6)	Includes 808,247 shares of common stock and 431,818 shares of common stock subject to warrants, over which Mr. Martell has sole voting and dispositive power. The business address for Mr. Martell is 825 Highland Lane, #1105, Atlanta, Georgia 30306. The foregoing information was derived from a Schedule 13D, as filed on March 17, 2008.
(7)	Each of Brian Taylor and Pine River Capital Management L.P. (“Pine River”) has shared power to vote and dispose of the shares of common stock. The business address of each of Mr. Taylor and Pine River is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305. The foregoing information was derived from a Schedule 13G, as filed on January 15, 2009.
(8)	Includes 2,616,926 shares of common stock, 1,353,464 shares of common stock subject to warrants and 58,335 shares of common stock subject to stock options, over which Mr. Burns has sole voting and dispositive power. Does not include 101,665 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Burns’ business address is 330 Madison Avenue, 6th Floor, New York, New York 10017. Mr. Burns is a member of our board and is our President and Chief Executive Officer.
(9)	Includes 71,862 shares of common stock over which Mr. Cook has sole voting and dispositive power, 2,000 shares of common stock over which Mr. Cook has shared voting and dispositive power, 90,909 shares of common stock subject to warrants over which Mr. Cook has sole voting and dispositive power and 8,335 shares of common stock subject to stock options over which Mr. Cook has sole voting and dispositive power. Does not include 21,665 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Cook’s business address for is Performance Fire Protection, LLC, Lakeside Business Park, 181 Gasoline Alley, Mooresville, NC 28117. Mr. Cook is a member of our board.
(10)	Includes 70,062 shares of common stock over which Mr. McInnes has sole voting and dispositive power, 200 shares of common stock over which Mr. McInnes has shared voting and dispositive power, 59,091 shares of common stock subject to warrants over which Mr. McInnes has sole voting and dispositive power and 8,335 shares of common stock subject to stock options over which Mr. McInnes has sole voting and dispositive power. Does not include 21,665 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. The business address for Mr. McInnes is 75 Waterside Avenue, Falmouth, Massachusetts 02540. Mr. McInnes is the Chairman of our board.
(11)	Includes 79,450 shares of common stock over which Mr. Levy has sole voting and dispositive power, 3,000 shares of common stock over which Mr. Levy has shared voting and dispositive power, 27,273 shares of common stock subject to warrants over which Mr. Levy has sole voting and dispositive power and 8,335 shares of common stock subject to stock options over which Mr. Levy has sole voting and dispositive power. Does not include 1,665 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Levy’s business address is Smart Ventures LP, 6357 Chamberlyne Drive, Frisco, TX 75034. Mr. Levy is a member of our board.
(12)	Includes 29,800 shares of common stock and 8,335 shares of common stock subject to stock options, over which Mr. Bowers has sole voting and dispositive power. Does not include 21,665 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Bowers’ business address is P.O. Box 219335, Kansas City, Missouri 64121-9335. Mr. Bowers is a member of our board.
(13)	Includes 18,900 shares of common stock and 6,249 shares of common stock subject to stock options, over which Mr. Gillen has sole voting and dispositive power. Does not include 58,751 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Gillen is the President and Chief Executive Officer of our indirect, wholly-owned subsidiary, Clark Worldwide Transportation, Inc.

(14)	Includes 15,000 shares of common stock and 6,249 shares of common stock subject to stock options, over which Mr. Fischer has sole voting and dispositive power. Does not include 68,751 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Fischer is the President of The Clark Group, Inc., Clark Distribution Systems, Inc. and Highway Distribution Systems, Inc.
(15)	Includes 1,667 shares of common stock subject to stock options, over which Mr. LaRose has sole voting and dispositive power. Does not include 8,333 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. LaRose’s business address is Greatwide Logistics Services, LLC, 12404 Park Central Drive, Suite 300 South, Dallas, TX 75251. Mr. LaRose is a member of our board.
(16)	Does not include 30,000 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Bloomgren is our Chief Financial Officer, Treasurer and Secretary.
(17)	Includes 2,915,525 shares of common stock and 1,636,577 shares of common stock subject to stock options and warrants. Does not include 334,160 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days.

OTHER INFORMATION

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made by and on behalf of our board. We are paying the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or over the telephone by our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock. Additional solicitation of proxies may be made by an independent proxy solicitation firm or other entity possessing the facilities to engage in such solicitation. If any independent entity is used for such solicitation, we will pay its reasonable fees and reimburse its reasonable expenses incurred in rendering the solicitation services.

2011 Annual Meeting Stockholder Proposals and Nominations

In order for a stockholder proposal to be eligible for inclusion in our proxy statement for our 2011 annual meeting, it must be received by us at our principal executive offices by January 28, 2011. In order for business to be properly brought before the 2011 annual meeting by a stockholder or for a stockholder to nominate a person for election as a director at the 2011 annual meeting, the stockholder must give timely notice to our corporate secretary. To be timely, such notice must be delivered to or mailed to and received at our principal executive offices not less than 60 days nor more than 90 days prior to the annual meeting, except that if less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder may be received at our principal executive offices no later than the close of business on the 10th day following the day of such notice or public disclosure.

Notices of business to be brought before the meeting should include a brief description of the matter and the reasons for bringing it before the annual meeting, the material interest, if any, of the stockholder in the matter, the name and record address of the stockholder, the number of shares of common stock owned by the stockholder, the length of ownership of such shares and representations that the stockholder will continue to own the shares through the annual meeting and that the stockholder intends appear in person or by a representative at the annual meeting.

Stockholder nominations for persons to be elected as directors should include, as to the stockholder making the nomination, the name and record address of the stockholder, the number of shares of common stock owned by the stockholder and the length of ownership of such shares and, as to the nominee, the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, the number of shares of common stock beneficially owned by the nominee, the information about the nominee required by the Securities Exchange Act of 1934, as amended, and a consent by the nominee to the nomination.

Stockholder proposals and nominations should be addressed to our principal executive office at Clark Holdings Inc., 121 New York Avenue, Trenton, New Jersey 08638, Attention: Corporate Secretary.

Other Stockholder Communications with our Board of Directors

Our board provides a process for stockholders and interested parties to send communications to the board. Stockholders and interested parties may communicate with our board, any committee chairperson or our non-management directors as a group by writing to the board or committee chairperson in care of Clark Holdings Inc., 121 New York Avenue, Trenton, New Jersey 08638, Attention: Corporate Secretary. Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.

Other Matters

Our board knows of no matter which will be presented for consideration at the special meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the special meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment to the extent permitted by applicable laws and regulations.

By Order of the Board of Directors

Donald G. McInnes
Chairman of the Board of Directors

Trenton, New Jersey
August 6, 2010

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Clark Holdings Inc.

INTERNET
http://www.proxyvoting.com/gla
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
79403

▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark your votes as indicated in this example ☒

I plan on attending the Special Meeting. ☐

Mark Here for Address Change or Comments SEE REVERSE ☐

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature ______________________ **Signature** ______________________ **Date** ____________